UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2015

NATIONAL INTERSTATE CORPORATION
(Exact name of registrant as specified in its charter)

Ohio	000-51130	34-1607394
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3250 Interstate Drive, Richfield, OH	44286-9000
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (330) 659-8900

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02    Departure of Directors or Certain Officers; Election of Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective November 12, 2015, the Board of Directors (the “Board”) of National Interstate Corporation (the “Company”) promoted Anthony (Tony) J. Mercurio to President. Mr. Mercurio has served as Executive Vice President and Chief Operating Officer of the Company since January 1, 2013, and he will continue to serve as Chief Operating Officer. Mr. David Michelson will continue to serve as Chief Executive Officer of National Interstate. Mr. Mercurio was not appointed to his new position pursuant to any arrangement or understanding with any other person, and he has no reportable transactions under Item 404(a) of Regulation S-K.

Originally joining the National Interstate organization in 1997, Mr. Mercurio has held numerous management and executive positions with the Company’s subsidiaries, National Interstate Insurance Company and Vanliner Insurance Company, throughout his tenure, including serving as chief executive officer of Vanliner Insurance Company from 2010 through 2012. Prior to joining the Company, Mr. Mercurio held various product and management positions with Westfield Insurance Company and American International Group.

In connection with the promotion stated above, Mr. Mercurio’s compensation will increase from an annual salary of $345,000, as previously disclosed in the Company’s 2015 Proxy Statement, to $380,000. This increase is effective November 12, 2015.

The Company’s press release announcing Mr. Mercurio’s promotion is filed as Exhibit 99.1 and incorporated by reference into this Current Report on Form 8-K.

ITEM 9.01     Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release of National Interstate Corporation dated November 16, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Interstate Corporation

By:	/s/ Arthur J. Gonzales
Arthur J. Gonzales
Senior Vice President, General Counsel & Secretary

Date: November 16, 2015